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                                                                    Exhibit 99.1

[IPC(TM) LOGO]

                                                              NEWS RELEASE

CONTACT:                                      IPC INVESTOR CONTACT:

Nicole Laudenslager                           Nicole Salas
Austin Lawrence Group                         IPC New York
203-391-3012                                  212-858-7942
n.laudenslager@austinlawrence.com             investors@ipc.com

FOR IMMEDIATE RELEASE

               IPC ANNOUNCES VOLUNTARY $14 MILLION DEBT PREPAYMENT

NEW YORK, MARCH 6, 2003 - IPC Acquisition Corp., the specialist the global financial community depends on for world class trading floor solutions, today announced that it voluntarily prepaid $14 million in debt pursuant to its $120 million Senior Secured Credit Facility (the Credit Facility). In addition, IPC successfully completed an amendment to the Credit Facility that modifies certain covenants and secures consent for the previously announced Option Agreement to purchase all issued and outstanding shares of Gains International (US) Inc. and Gains International (Europe) Limited in December 2003.

Following the March 4, 2003 prepayment, IPC has $55.4 million in debt outstanding under the Credit Facility. The company expects net interest savings generated by the $14 million prepayment to be in excess of $0.3 million in fiscal year 2003.

ABOUT IPC

IPC Acquisition Corp. (Bloomberg: IPCACQ), through its wholly owned subsidiary IPC Information Systems, Inc., is the specialist the global financial community depends on for world class trading floor solutions. For 30 years, IPC's trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC's extensive list of trading technology innovations includes the newly released Enterprise configuration that makes geographically dispersed trading operations a reality using Voice over Internet Protocol (VoIP)-based solutions like the IQMX(TM) trading desktop and the ICMX(TM) Intercom Module.

IPC has offices throughout the Americas, Europe, and the Asia Pacific region. For more information, visit www.ipc.com.

Statements made in this news release that state IPC's or its management's intentions, beliefs, expectations, or predictions for the future constitute " forward looking statements" as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the


     IPC Information Systems, Inc.   88 Pine Street   Wall Street Plaza
         New York, NY 10005   phone 212.825.9060   fax 212.858.6994
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                                  IPC ANNOUNCEMENT AMENDMENT TO CREDIT AGREEMENT


factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.

(C)2003 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, TraderVision, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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